                             ROWAN COMPANIES, INC.
                      2800 POST OAK BOULEVARD, SUITE 5450
                           HOUSTON, TEXAS 77056-6127

C. R. PALMER
CHAIRMAN OF THE BOARD

                                                 March 16, 2001

Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders of Rowan Companies, Inc., which will be held in the Williams Auditorium located on Level 2 of the Williams Tower, 2800 Post Oak Boulevard, Houston, Texas, on Friday, April 27, 2001 at 9:00 a.m., Central Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

         At the meeting, stockholders will be asked to elect three Class I Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS I DIRECTOR.

         Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

         Both your interest and participation in the affairs of the Company are appreciated.

                                                 Sincerely,

                                                 /s/ C.R.PALMER
                                                 C. R. Palmer

                                                 Chairman, President and
                                                 Chief Executive Officer

Rowan Companies, Inc. 2001 Proxy Statement

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                 NOTICE OF ANNUAL MEETING OF ROWAN STOCKHOLDERS
--------------------------------------------------------------------------------

DATE:       Friday, April 27, 2001

TIME:       9:00 a.m., Central Time

PLACE:      Williams Tower, Level 2 Auditorium
            2800 Post Oak Boulevard
            Houston, Texas

PURPOSE:    -  To elect three Class I Directors for three-year terms
            -  To conduct other business if properly raised

Only stockholders of record on March 2, 2001 may vote at the meeting.

YOUR VOTE IS IMPORTANT.   PLEASE COMPLETE, DATE, SIGN AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE.

/s/ MARK H. HAY

Mark H. Hay
Secretary

March 16, 2001

Rowan Companies, Inc. 2001 Proxy Statement

TABLE OF CONTENTS                                                           PAGE
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General Information....................................................... 1

Election of Directors..................................................... 2

Director Compensation..................................................... 4

Board Committees.......................................................... 4

Director and Officer Stock Ownership...................................... 6

Compensation Committee Report on Executive Compensation................... 7

Audit Committee Report.................................................... 9

Executive Compensation Tables............................................. 11

Stock Performance Graphs.................................................. 14

Security Ownership of Certain Beneficial Owners........................... 15

Additional Information.................................................... 16

Audit Committee Charter........................................... Appendix A

Rowan Companies, Inc. 2001 Proxy Statement

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                              GENERAL INFORMATION
--------------------------------------------------------------------------------

WHO MAY VOTE

Stockholders of Rowan Companies, Inc., as recorded in our stock register on March 2, 2001, may vote at the meeting.

HOW TO VOTE

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

Rowan's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you have indicated on the proxy card. You may vote for all, some or none of our director nominees. You may also abstain from voting.

If you sign and return the enclosed proxy card but do not indicate your vote, the proxies will vote your shares in favor of our director nominees.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by one card and any shares held by someone else, such as a stockbroker, may be covered by a separate card. Rowan employees receive a separate card for any shares they hold in Rowan's 401(k) plans.

HOW WE SOLICIT PROXIES

We are mailing this proxy statement and the proxy card on or about March 16, 2001. In addition to this mailing, Rowan employees may solicit proxies personally, electronically or by telephone. Rowan will pay all costs of solicitation and has retained D. F. King & Co., Inc. to assist with the solicitation at an estimated cost of $8,000, plus reasonable expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending these materials to you.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy card with a later date, by voting in person at the meeting or by notifying Rowan's Corporate Secretary in writing before 5:00 P.M., Central Time, on the day before the meeting at the address listed under "Questions?" on page 17.

VOTING SECURITIES OUTSTANDING

On March 2, 2001, there were 94,291,354 shares of Rowan's common stock outstanding. Each share is entitled to one vote on the matters to be presented at the meeting.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares must be represented at the meeting, either by proxy or in person. You are considered present at the meeting if you attend or are represented by a valid proxy, regardless of whether your proxy card is marked as casting a vote or as abstaining or is left blank. Any shares owned by Rowan and held in treasury are not voted and do not count for this purpose.

VOTES NEEDED

The election of each nominee for Class I Director will be approved if the votes cast for such nominee exceed the votes cast against him. Unless another vote is specifically required by law or by Rowan's Bylaws, any other matter shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Only votes cast for or against count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular matter.

Rowan Companies, Inc. 2001 Proxy Statement

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                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Rowan Board of Directors consists of three classes:

- Class I presently has four directors

- Class II has three directors

- Class III has three directors

Each class of directors is elected for a three-year term, and the current terms will expire on the date of Rowan's annual meeting, in the year indicated:

- Class I             2001

- Class II            2002

- Class III           2003

Three Class I Directors are to be elected at this meeting. Two of the members of this Class, Charles P. Siess, Jr. (age 74), who served as a Director of the Company for ten years, and Wilfred P. Schmoe (age 73), who served as a Director for nine years, will not stand for reelection. The Board expresses its gratitude to Messrs. Siess and Schmoe for their many years of valuable and devoted service to the Company. The two remaining members of the Class, Hans M. Brinkhorst and
H. E. Lentz, along with William T. Fox III, who has not previously served on the Board, have been selected by the Nominating Committee to be the Class I nominees, a decision with which the Board concurred.

Because the effect of these actions is to reduce the size of Class I and the Board by one, a Board-approved amendment to the Bylaws to accomplish that purpose will become effective April 27, 2001, the date of the 2001 Annual Meeting of Stockholders.

If a director nominee becomes unavailable to serve prior to the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

   THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED BELOW.
--------------------------------------------------------------------------------

                               DIRECTOR NOMINEES

                                                                                                     DIRECTOR
NAME(1)                               PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS           AGE      SINCE
-------                       ------------------------------------------------------------   ---     --------
                                      CLASS I (TERM TO EXPIRE IN 2004)

Hans M. Brinkhorst            Retired in 1986; formerly Managing Director of the Royal       71       1998
                              Dutch/Shell Group of Companies' oil and gas exploration,
                              production and transportation operations in Oman (1980-1986)
                              and Malaysia (1977-1980)

William T. Fox III            Managing Director responsible for the global energy and        55        --
                              mining business of Citibank, N.A. (corporate banking) since
                              1994

H. E. Lentz                   Managing Director of Lehman Brothers Inc. (investment          56       1990
                              bankers) since March 1993

                                             (Table continued on following page)

Rowan Companies, Inc. 2001 Proxy Statement

                              CONTINUING DIRECTORS

                                                                                                     DIRECTOR
NAME(1)                               PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS           AGE      SINCE
-------                       ------------------------------------------------------------   ---     --------
                                       CLASS II (TERM EXPIRES IN 2002)

R. G. Croyle                  Executive Vice President of the Company since October          58        1998
                              1993(2)

D. F. McNease                 Executive Vice President of the Company since April 1999;      49        1998
                              Senior Vice President of the Company from October 1993 to
                              April 1999(2)

Lord Moynihan                 Executive Chairman of London-based Consort Resources Ltd.      45        1996
                              (energy investments) since 1999 and Senior Partner of
                              London-based Colin Moynihan Associates (CMA) (energy
                              advisors) since 1993; Member of the British House of Lords
                              (May 1997 to present)

                                      CLASS III (TERM EXPIRES IN 2003)

Henry O. Boswell              Retired in 1987; formerly President (1983-1987) of Amoco       71        1988
                              Production Company (oil and gas production)

Frederick R. Lausen           Vice President (1986-present) of Davis Petroleum, Inc. (oil    63        2000
                              and gas production)

C. R. Palmer                  Chairman of the Board, President and Chief Executive Officer   66        1969
                              of the Company(2)

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(1) Directorships other than those listed in the table are as follows: Mr.
    Boswell is a director of Cabot Oil & Gas Corporation and Mr. Lentz is a director of P&L Coal Holdings, Inc.

(2) Information regarding the compensation of Messrs. Croyle, McNease and Palmer is disclosed under "Executive Compensation Tables" beginning on page 11.

Rowan Companies, Inc. 2001 Proxy Statement

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                             DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

Rowan employees receive no extra compensation for serving as directors. Nonemployee directors receive a base fee of $30,000 annually, $750 per regular or special Board meeting attended, $500 per committee meeting attended and reimbursement for reasonable travel expenses. The Board of Directors held five meetings in 2000. Each director attended at least 75% of the meetings of the Board and Committees on which he served.

Each nonemployee director may also be selected to receive a nonqualified stock option grant under the 1998 Rowan Companies, Inc. Nonemployee Directors Stock Option Plan. Eligibility and the terms and conditions of each grant are determined by the Board of Directors, with the Board generally setting the amounts granted at the median to low end of the range in comparison to peer group companies. Options granted under the plan become 100% exercisable one year after the date of grant and expire after five years.

On April 27, 2000, each continuing nonemployee director, Messrs. Boswell, Brinkhorst, Lentz, Moynihan, Schmoe and Siess, was granted options for 3,000 shares of Rowan common stock and the Company's newly-elected director, Mr. Lausen, received as his initial grant options for 5,000 shares. The exercise price for the 2000 grants was set at the average of the high and low sales prices on the grant date, or $28.25 per share.

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                                BOARD COMMITTEES
--------------------------------------------------------------------------------

The functions performed by the committees of the Board of Directors are as follows:

THE AUDIT COMMITTEE has as its principal functions those responsibilities described in the Audit Committee Report on pages 9 and 10 and in the Audit Committee's Charter attached as Appendix A.

Committee members: Messrs. Boswell (Chairman), Schmoe and Siess

2000 meetings: one

THE NOMINATING COMMITTEE generally designates, on behalf of the Board of Directors, candidates for the directors of the class to be elected at the next meeting of stockholders. The Nominating Committee will consider for election to the Board qualified nominees recommended by stockholders. To make such a recommendation, stockholders should submit to the Company's Secretary at the address listed under "Questions?" on page 17 a biographical sketch of the prospective candidate, which should include age, principal occupation, business experience and other directorships, including positions previously held or now held. Any such stockholder recommendations must be submitted not less than 60 days prior to the anniversary date of the previous annual meeting and, in the case of a special meeting, not more than ten days following the earlier of the date of the meeting notice or the public announcement notice.

Committee members: Messrs. Boswell, Lausen, Moynihan and Palmer

2000 meetings: one

Rowan Companies, Inc. 2001 Proxy Statement

THE COMPENSATION COMMITTEE recommends to the Board of Directors the compensation to be paid to the executive and other officers of the Company and its subsidiaries and any plan for additional compensation that it deems appropriate. In addition, the Committee administers the Company's employee stock option plan and debenture plans, having broad authority to interpret, amend, suspend or terminate the plans and to make all determinations necessary or advisable for the administration of the plans. See the Committee's report on pages 7 and 8 herein.

Committee members: Messrs. Siess (Chairman), Boswell and Schmoe

2000 meetings: one

THE EXECUTIVE COMMITTEE has the authority to exercise all of the powers of the Board in the management of the business and affairs of the Company, except for certain qualifications noted in the Company's Bylaws.

Committee members: Messrs. Palmer (Chairman), Boswell and Siess

2000 meetings: none

THE HEALTH, SAFETY AND ENVIRONMENT COMMITTEE reviews the Company's performance and policies with respect to health, safety and environmental matters and, when appropriate, makes recommendations to the full Board regarding such matters.

Committee members: Messrs. Palmer (Chairman), Boswell, Croyle, McNease and Moynihan

2000 meetings: five

Rowan Companies, Inc. 2001 Proxy Statement

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                      DIRECTOR AND OFFICER STOCK OWNERSHIP
--------------------------------------------------------------------------------

As of March 2, 2001, Rowan's directors and officers collectively owned 3,202,275 shares or 3.4% of the Company's outstanding common stock, including shares acquirable through May 1, 2001 by the exercise of stock options or the conversion of subordinated debentures. No continuing director, nominee or executive officer owned more than 1% of Rowan's outstanding shares, except Mr. Palmer who owned 1.8% of the common stock.

The following table sets forth the number of shares of Rowan stock owned by each director, the five most highly compensated executive officers of the Company ("Named Executive Officers"), and all directors and executive officers as a group. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the shares shown below.

--------------------------------------------------------------------------------

                                                                   SHARES ACQUIRABLE WITHIN 60 DAYS(2)
                                                          -----------------------------------------------------
                              SHARES                                                DEBENTURES                      TOTAL
                           BENEFICIALLY     401(K) PLAN             -------------------------------------------   BENEFICIAL
NAME                          OWNED         HOLDINGS(1)   OPTIONS   SERIES III   SERIES A   SERIES B   SERIES C   OWNERSHIP
-------------------------  ------------     -----------   -------   ----------   --------   --------   --------   ----------
Directors:
  Henry O. Boswell            73,600(3)                    11,000                                                    84,600
  Hans M. Brinkhorst           1,000                       11,000                                                    12,000
  R. G. Croyle                 5,000(4)                    70,000      65,926     12,606     17,778      8,743      180,053
  Frederick R. Lausen         12,000(5)                     5,000                                                    17,000
  H. E. Lentz                 30,200(6)                    11,000                                                    41,200
  D. F. McNease                1,005           3,479       48,500     103,705     12,606     17,778      8,743      195,816
  Lord Moynihan                1,000                       11,000                                                    12,000
  C. R. Palmer               474,997(7)        5,444      272,400     711,111     63,024     88,888     44,991    1,660,855
  Wilfred P. Schmoe            9,000                       11,000                                                    20,000
  Charles P. Siess, Jr.        7,000                       11,000                                                    18,000
Nominee for Director:
  William T. Fox III
Other Executive Officers:
  E. E. Thiele                23,250                       52,500     162,963     12,606     17,778      8,743      277,840
  D. C. Eckermann                                          51,000                  7,563     10,666      4,991       74,220
All Directors and
  Executive Officers as a
  group (22 in number)       860,432          14,432      781,150   1,169,631    121,012    170,664     84,954    3,202,275

--------------------------------------------------------------------------------

(1) Reflects shares of Rowan stock allocated to participants in the Rowan Companies, Inc. Savings and Investment Plan. The Plan participants have sole voting power and limited dispositive power over such shares.

(2) Included herein are shares of Rowan stock that may be acquired through May 1, 2001 through the exercise of Nonqualified Stock Options and the conversion of Series III, Series A, Series B and Series C Floating Rate Subordinated Convertible Debentures.

(3) Includes 23,000 shares held by Dome Lake Investments, Ltd., in which Mr. Boswell and his wife hold a 59% interest in the general partner's 99% interest and a 60% interest in the limited partner's 1% interest. Mr. Boswell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also included are 23,100 shares owned by Mr. Boswell's wife. Mr. Boswell disclaims beneficial ownership of such shares.

(4) Includes 2,000 shares owned by Mr. Croyle's son. Mr. Croyle disclaims beneficial ownership of such shares.

(5) Mr. Lausen's shares are owned jointly with his wife.

(6) Mr. Lentz's shares are owned jointly with his wife. The total includes 200 shares held in the names of Mr. Lentz's two minor children with respect to which Mr. Lentz's wife serves as custodian. Mr. Lentz disclaims beneficial ownership of such shares

(7) Includes 20,752 shares held by the estate of Mr. Palmer's mother over which he has a measure of investment control. Additionally, includes 33,132 shares held in a charitable foundation for which Mr. Palmer is one of three trustees. Mr. Palmer has no pecuniary interest in the shares held in such charitable foundation.

Rowan Companies, Inc. 2001 Proxy Statement

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            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION POLICY FOR EXECUTIVE OFFICERS

Under the supervision of the Compensation Committee (the "Committee") of the Board of Directors, Rowan has developed and implemented compensation policies and programs that seek to retain and motivate employees whose performance contributes to our goal of maximizing stockholder value in a volatile industry. In addition, these compensation policies attempt to align the executive officers' interests with those of the stockholders by providing incentive compensation related to the value of Rowan's common stock. The Committee makes compensation decisions after reviewing recommendations prepared by Rowan's Chief Executive Officer, with the assistance of other Company personnel. Rowan historically has combined salaries with stock option grants, convertible debenture offerings and selected cash bonuses to provide a compensation balance. The balance established by the Committee is designed to recognize past performance, retain key employees and encourage future performance.

In approving and establishing compensation for an executive officer, several factors are considered by the Committee. Performance criteria include individual performance, overall Rowan performance versus that of its competitors and performance of Rowan's common stock in comparison to prior levels and to the relative stock prices of its competitors. When evaluating individual performance, particular emphasis has been placed on the executive officers' ability to develop innovative ways to obtain better returns on Rowan's assets and to respond to prevailing conditions in the drilling, aviation and manufacturing industries. Emphasis is placed upon an individual's integrity, loyalty and competence in his areas of responsibility. When evaluating the foregoing performance criteria in setting executive compensation, the Committee gives greatest weight to those factors it believes have or will contribute the most towards maximizing stockholder value and increasing Rowan's financial viability. The factors that contribute the most towards these goals vary depending on the state of the industries in which Rowan operates.

The Compensation Committee met in April 2000. Based upon these existing industry conditions and their positive effects on activity in each of the Company's operating divisions, the Committee determined that each of the Named Executive Officers, including Mr. Palmer (see "Chief Executive Officer Compensation" below), would receive about a 5% salary increase and all but one received a larger bonus in April 2000 than he received in April 1999. All other Rowan officers received salary increases in 2000 ranging from 10-17%, compared to no increases in the prior year. The variations in the percentage increases in the salaries of the Named Executive Officers and the other Rowan officers was a result of the Committee's determination that the Named Executive Officers (and two other Rowan officers) would benefit from participating in the Company's pension restoration plans. Mr. Palmer is already a participant in one of such plans. These plans are designed so that the participants will receive upon retirement the full amount of their calculated pensions, which would otherwise be limited by law.

As discussed above, factors considered by the Committee in setting compensation included each individual's past contributions and performance, as well as Rowan's operating results and profitability, management of its assets and debts, increasing market share and the performance of Rowan's common stock in comparison to its competitors. Additionally, setting salaries which are both externally competitive relative to the industry and internally equitable when considering performance and responsibility levels were pursued objectives. Competitor comparisons for purposes of determining executive officer compensation consisted of a comparison to Rowan's principal competitors and certain additional public companies in the energy service industry. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. Measurement of each individual's performance is to some extent subjective, and Rowan does not make compensation awards based on the degree to which an individual achieves predetermined objective criteria.

Rowan Companies, Inc. 2001 Proxy Statement

In addition to regular salary payments to executive officers in 2000, the Committee determined to offer Series C Floating Rate Subordinated Convertible Debentures to each of the Named Executive Officers, including Mr. Palmer. The Series C Debentures are ultimately convertible into Rowan common stock at the rate of $28.25 per share, the average of the high and low sales prices on the date of offer, through April 2010. Other officers received a grant of stock options. The primary basis for these Debenture offers and stock option grants was management's performance in positioning the Company to respond to the improving conditions in the industry following an extremely competitive period. The Committee also took into account its evaluation of the individual performance of each officer. The criteria used in evaluating individual performance for purposes of these grants were the same as the criteria discussed above that are considered when setting regular compensation. Previous option grants and debenture offerings to and held by the officers were taken into account when determining the amount of new option and debenture awards.

The Committee attempts to avoid treating salaries, bonuses, stock option grants and debenture offerings as entitlements and recommended the 2000 revisions because it believed such changes were warranted.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee's determination for establishing Mr. Palmer's compensation for 2000 was made in April 2000 based on the Committee's belief that Rowan had positioned itself well to benefit from the rebound in the offshore drilling industry. As conditions had begun to soften in the second quarter of 1998, Rowan continued to maintain and improve its assets although energy companies responded to decreased prices by reducing their drilling expenditures, either by allowing contract options to lapse or by canceling or deferring planned drilling projects. Conditions began to improve in mid-1999, and by April 2000, it was evident that Rowan's decision not to alter course was well advised.

No specific quantitative measure of Rowan's performance was used for this purpose. Emphasis was also placed on evaluating Rowan's performance versus the performance of its principal competitors as well as certain additional public companies in the energy service industry. The Committee believed, and believes, that Rowan's relatively strong position in the contract drilling industry and the successful design and implementation of its Super Gorilla Class rig construction program has been in large part attributable to Mr. Palmer's abilities and contributions.

In 2000, the Committee's deliberations with respect to Mr. Palmer's compensation centered on Rowan's successful repositioning of its offshore rig fleet to the most promising markets and efficient management of Rowan resources and personnel. Given the Committee's continuing belief that tying a significant portion of the chief executive officer's remuneration to the interests of the stockholders is a prudent remuneration policy, it determined in April 2000 to offer to Mr. Palmer $5,085,000 principal amount of Series C Debentures, convertible into 180,000 shares of common stock at a conversion price equal to the average of the high and low sales prices on the date of offer of $28.25 per share. In addition, in April 2000 the Committee increased Mr. Palmer's annual salary by $50,000 to $1,050,000 and awarded him a $1,000,000 bonus, $365,000 more than he received in the prior year.

OTHER MATTERS

The Committee has also continued to discuss and consider a provision of the tax code that will generally limit Rowan's ability to deduct compensation in excess of $1 million to a particular executive. The Committee will continue to consider the deductibility of the compensation paid to its executive officers in the future.

This report has been provided by the following members of the Committee:

     Charles P. Siess, Jr., Chairman
     Henry O. Boswell
     Wilfred P. Schmoe

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities

Rowan Companies, Inc. 2001 Proxy Statement

Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee presently consists of three nonemployee members of the Board of Directors: Henry O. Boswell (Chairman), Wilfred P. Schmoe and Charles P. Siess, Jr. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. Each of the members of the Audit Committee meets the independence requirements of the New York Stock Exchange and is financially literate as such qualifications are interpreted by the Board of Directors in its business judgment.

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls, the Company's annual audit and the independence and performance of the Company's independent auditors. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. Management is responsible for the Company's financial reporting process, including internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee the audit. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing, including with respect to evaluating auditor independence. The Audit Committee relies, without independent investigation, on the information provided to it and on the representations made by management and the independent auditors.

In this context, the Audit Committee held one meeting during fiscal year 2000. The meeting was designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal accounting personnel and the Company's independent auditors and to perform the responsibilities required by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000 with the Company's management. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 regarding independence discussions with audit committees, and the Audit Committee has discussed with Deloitte & Touche its independence.

In evaluating the independence of Deloitte & Touche, the Audit Committee considered whether the provision of services to the Company beyond those rendered in connection with the audit and review of the Company's consolidated financial statements was compatible with maintaining its independence. The Audit Committee also reviewed the amount of fees paid to Deloitte & Touche for audit and non-audit services, which were as follows:

AUDIT FEES: The aggregate fees for the professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our quarterly reports on

Rowan Companies, Inc. 2001 Proxy Statement

Form 10-Q during the year ended December 31, 2000 were approximately $510,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: There were no professional services rendered by Deloitte & Touche in the 2000 fiscal year relating to financial information systems design and implementation.

ALL OTHER FEES: The aggregate fees for all other services rendered by Deloitte & Touche during the year ended December 31, 2000 were approximately $242,000.

The Audit Committee concluded that the non-audit services provided to the Company and fees paid therefor did not adversely impact the independence of Deloitte & Touche.

Based on the Audit Committee's review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

In addition, the Audit Committee recommended to the Board of Directors the appointment of Deloitte & Touche LLP to conduct the audit of the Company's financial statements for fiscal year 2001.

Submitted by:

     Henry O. Boswell, Chairman
     Wilfred P. Schmoe
     Charles P. Siess, Jr.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Rowan Companies, Inc. 2001 Proxy Statement

--------------------------------------------------------------------------------

                         EXECUTIVE COMPENSATION TABLES
--------------------------------------------------------------------------------

The following table sets forth the compensation of the Chief Executive Officer and the other four most highly paid executive officers of the Company (the "Named Executive Officers") for each of the last three years.

During such period, no executive officer received any non-cash compensation having an aggregate incremental cost to Rowan in excess of the lesser of $50,000 or 10% of his or her total annual salary and bonus as reported in this table.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                               LONG-TERM
                                                       ANNUAL                COMPENSATION
                                                    COMPENSATION                AWARDS
NAME AND                                     --------------------------      -------------         ALL OTHER
PRINCIPAL POSITION                 YEAR      SALARY(1)         BONUS         DEBENTURES(2)      COMPENSATION(3)
------------------                 ----      ----------      ----------      -------------      ---------------
C. R. Palmer                       2000      $1,050,000      $1,000,000         180,000             $5,100
Chairman of the Board,             1999       1,000,000         635,000         177,777              4,800
President and CEO                  1998         975,000         635,000          84,034              4,800

R. G. Croyle                       2000         320,000         140,000          35,009              4,542
Executive Vice President           1999         305,000         135,000          35,556              4,301
                                   1998         296,667         135,000          16,807              4,800

D. F. McNease                      2000         320,000         140,000          35,009              5,100
Executive Vice President           1999         295,000         135,000          35,556              4,800
                                   1998         266,667         110,000          16,807              4,175

E. E. Thiele                       2000         262,500          70,000          35,009              4,614
Senior Vice President --           1999         250,000          65,000          35,556              4,800
Finance, Administration            1998         241,667          65,000          16,807              4,800
and Treasurer

D. C. Eckermann                    2000         230,000          60,000          20,000              5,100
Vice President --                  1999         220,000          60,000          21,333              5,000
Manufacturing                      1998         209,321          45,000          10,084              5,000

--------------------------------------------------------------------------------

(1) Represents calendar year salary compensation based upon annual rates approved by the Board of Directors effective May 1 of each year.

(2) Represents shares of Rowan stock that may be acquired through the conversion of Floating Rate Subordinated Convertible Debentures as follows:
    2000 -- Series C offered and issued on April 27th of that year;
    1999 -- Series B offered and issued on April 22nd of that year;
    1998 -- Series A offered and issued on April 24th of that year. The vesting schedule for the Series C debentures is as set forth below under "Debentures Offered in Last Fiscal Year." Shares acquirable by each Named Executive Officer upon conversion of Series A and Series B debentures are as follows:

    SERIES A            SHARES ACQUIRABLE ON APRIL 24,
    --------           ---------------------------------
    EXECUTIVE OFFICER   1999     2000     2001     2002    TOTAL
    -----------------  ------   ------   ------   ------   ------
    C. R. Palmer       21,008   21,008   21,009   21,009   84,034
    R. G. Croyle        4,202    4,202    4,202    4,201   16,807
    D. F. McNease       4,202    4,202    4,202    4,201   16,807
    E. E. Thiele        4,202    4,202    4,202    4,201   16,807
    Dan C. Eckermann    2,521    2,521    2,521    2,521   10,084

    SERIES B            SHARES ACQUIRABLE ON APRIL 23,
    --------           ---------------------------------
    EXECUTIVE OFFICER   2000     2001     2002     2003     TOTAL
    -----------------  ------   ------   ------   ------   -------
    C. R. Palmer       44,444   44,444   44,444   44,445   177,777
    R. G. Croyle        8,889    8,889    8,889    8,889    35,556
    D. F. McNease       8,889    8,889    8,889    8,889    35,556
    E. E. Thiele        8,889    8,889    8,889    8,889    35,556
    Dan C. Eckermann    5,333    5,333    5,333    5,334    21,333

(3) Represents the amount of Rowan's matching contribution on behalf of the Named Executive Officer to the Rowan Companies, Inc. Savings and Investment Plan or the LeTourneau, Inc. Savings and Investment Plan (401(k) Plans).

Rowan Companies, Inc. 2001 Proxy Statement

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The table below reflects the value of stock options exercised during 2000 and the value of outstanding options at year-end 2000 for each of the Named Executive Officers.

--------------------------------------------------------------------------------

                                                                       NUMBER OF SHARES
                                       CLOSING                      UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                        PRICE                             OPTIONS AT                IN-THE-MONEY OPTIONS AT
                          SHARES          ON                          DECEMBER 31, 2000               DECEMBER 31, 2000(2)
                        ACQUIRED ON    EXERCISE      VALUE       ----------------------------     ----------------------------
NAME                     EXERCISE      DATE(1)      REALIZED     EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                    -----------    --------    ----------    -----------    -------------     -----------    -------------
C. R. Palmer               6,000        $25.75     $  148,500      259,250         18,750         $4,624,094       $138,281
R. G. Croyle              49,000         29.88      1,441,500       66,250          3,750          1,299,219         27,656
D. F. McNease                 --            --             --       44,750          3,750            775,844         27,656
E. E. Thiele               6,250         24.56        147,266       48,750          3,750            879,844         27,656
D. C. Eckermann               --            --             --       47,250          3,750            880,844         27,656

--------------------------------------------------------------------------------

(1) Based upon the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on the date of exercise. A weighted average price has been derived for multiple exercises during the year.

(2) Represents the difference between the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on December 31, 2000 ($27.00) and the per-share exercise prices for in-the-money options ($1.00, $7.625, $8.00, $15.25 and $19.625) times the number of underlying shares.

DEBENTURES OFFERED IN LAST FISCAL YEAR

The Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan (the "1998 Debenture Plan") was approved at the Company's 1998 Annual Meeting of Stockholders. The table below sets forth information pertinent to the April 27, 2000 offering to each of the Named Executive Officers. No Series C Debentures are convertible prior to April 27, 2001 and all were outstanding at March 2, 2001. All employees participating in the 2000 Debenture offering have borrowed the Debenture purchase price from Rowan. Promissory notes evidencing the borrowings bear interest at the same rate as the Debentures and are secured by a pledge of the Debentures purchased.

--------------------------------------------------------------------------------

                                                   PERCENTAGE                                   POTENTIAL REALIZABLE VALUE
                                                    OF TOTAL                                     AT ASSUMED ANNUAL RATES
                                       NUMBER      DEBENTURES                                  OF STOCK PRICE APPRECIATION
                          FACE       OF SHARES     ISSUED IN     CONVERSION                         FOR DEBENTURE TERM
                       AMOUNT OF     UNDERLYING      FISCAL        PRICE       EXPIRATION    --------------------------------
NAME                   DEBENTURE     DEBENTURE        2000       PER SHARE        DATE             5%               10%
----                   ----------    ----------    ----------    ----------    ----------    --------------    --------------
C. R. Palmer           $5,085,000(1)   180,000        52.9%        $28.25      4-27-2010     $    3,197,929    $    8,104,180
R. G. Croyle              989,000(2)    35,009        10.3%         28.25      4-27-2010            621,979         1,576,218
D. F. McNease             989,000(2)    35,009        10.3%         28.25      4-27-2010            621,979         1,576,218
E. E. Thiele              989,000(2)    35,009        10.3%         28.25      4-27-2010            621,979         1,576,218
D. C. Eckermann           565,000(3)    20,000         5.9%         28.25      4-27-2010            355,325           900,464
All stockholders                     93,854,179(4)                  28.25(4)                  4,318,819,542     6,876,998,328

--------------------------------------------------------------------------------

(1) Convertible as follows: $1,271,000 into 44,991 shares on or after April 27, 2001; $2,542,000 into 89,982 shares on or after April 27, 2002; $3,813,000 into 134,973 shares on or after April 27, 2003; and $5,085,000 into 180,000 shares on or after April 27, 2004 through April 27, 2010.

(2) Convertible as follows: $247,000 into 8,743 shares on or after April 27, 2001; $494,000 into 17,486 shares on or after April 27, 2002; $741,000 into
    26,229 shares on or after April 27, 2003; and $989,000 into 35,009 shares on or after April 27, 2004 through April 27, 2010.

(3) Convertible as follows: $141,000 into 4,991 shares on or after April 27, 2001; $282,000 into 9,982 shares on or after April 27, 2002; $423,000 into
    14,973 shares on or after April 27, 2003; and $565,000 into 20,000 shares on or after April 27, 2004 through April 27, 2010.

(4) Represents the number of outstanding shares of Rowan common stock and the average per-share market price on April 27, 2000, the date of issuance of the Series C Debentures.

Rowan Companies, Inc. 2001 Proxy Statement

PENSION PLANS

All Rowan employees (including executive officers but excluding non-U.S. citizens) who have completed the requisite service are eligible to participate in one of two non-contributory, defined benefit pension plans. Benefits under the drilling and aviation employees plan generally begin at age 60 and are based upon the employee's number of years of credited service and his average annual compensation during the highest five consecutive years of his final ten years of service. Compensation includes salary but excludes discretionary bonuses. The manufacturing employees plan is substantially similar to the drilling and aviation employees plan except that benefits begin at age 65 and are subject to reduction for Social Security benefits. As of January 31, 2001, Rowan had approximately 3,700 employees eligible to participate in its pension plans.

Rowan also sponsors pension restoration plans, which essentially replace any retirement income that is lost because of Internal Revenue Code limitations on benefits payable or the compensation level on which they are based. Both pension restoration plans are unfunded and benefits thereunder are paid directly by Rowan. Currently, the plans have eight participants, including each of the Named Executive Officers.

The following table illustrates, for representative average earnings and years of credited service levels, the annual retirement benefits payable to eligible drilling and aviation employees.

PENSION PLAN TABLE(1)
--------------------------------------------------------------------------------

                                        YEARS OF SERVICE(2)
                  ---------------------------------------------------------------
COMPENSATION(3)      15         20         25         30         35         40
---------------   --------   --------   --------   --------   --------   --------
  $  150,000      $ 39,375   $ 52,500   $ 65,625   $ 78,750   $ 91,875   $105,000
     200,000        52,500     70,000     87,500    105,000    122,500    140,000
     250,000        65,625     87,500    109,375    131,250    153,125    175,000
     300,000        78,750    105,000    131,250    157,500    183,750    210,000
     400,000       105,000    140,000    175,000    210,000    245,000    280,000
     500,000       131,250    175,000    218,750    262,500    306,250    350,000
     600,000       157,500    210,000    262,500    315,000    367,500    420,000
     700,000       183,750    245,000    306,250    367,500    428,750    490,000
     800,000       210,000    280,000    350,000    420,000    490,000    560,000
     900,000       236,250    315,000    393,750    472,500    551,250    630,000
   1,000,000       262,500    350,000    437,500    525,000    612,500    700,000
   1,100,000       288,750    385,000    481,250    577,500    673,750    770,000
   1,200,000       315,000    420,000    525,000    630,000    735,000    840,000

--------------------------------------------------------------------------------

(1) The benefits payable under the drilling and aviation employees pension plan as reflected in the table are not subject to reduction for Social Security benefits or other offset amounts.

(2) As of December 31, 2000, the Named Executive Officers (excluding D. C. Eckermann) were credited under the pension and pension restoration plans for the drilling and aviation employees of the Company with years of service as follows:

        C. R. Palmer                               41
        R. G. Croyle                               27
        D. F. McNease                              26
        E. E. Thiele                               31

(3) The estimated annual benefit payable upon retirement to D. C. Eckermann is approximately $61,000, such benefit being based upon his 20 years of projected service at age 65 under the Company's manufacturing employees' pension plan and four years of service under a predecessor plan.

Rowan Companies, Inc. 2001 Proxy Statement

--------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPHS
--------------------------------------------------------------------------------

The line graph below compares the yearly and cumulative percentage changes in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index, and a peer group index, for the five-year period ending December 31, 2000.

--------------------------------------------------------------------------------

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
       ROWAN COMMON STOCK, S&P 500 INDEX & COMPANY-SELECTED PEER GROUP**
                  (Assumes $100 Invested on December 31, 1995)

                              [PERFORMANCE GRAPH]

                                                              1995    1996    1997    1998    1999    2000
                                                              -----   -----   -----   -----   -----   -----
Rowan.......................................................   100     235     317     103     225     281
S&P 500.....................................................   100     123     164     208     248     223
Peer Group..................................................   100     214     296      91     190     297

                         Fiscal Year Ended December 31

                *Total return assumes reinvestment of dividends.
    **ENSCO International Incorporated, Global Marine, Inc., Noble Drilling
                     Corporation and R&B Falcon Corporation

--------------------------------------------------------------------------------

The previous line graph is presented pursuant to, and has been prepared in accordance with, specific SEC rules which prescribe, among other characteristics, a five-year measurement period. Such rules also require the inclusion of a graph line reflecting a broad stock market benchmark, as reflected in the Standard & Poor's Composite 500 Index. The Company believes the contract drilling industry moves in very long cycles, significantly greater than five years, and that such cycles encompass extended periods of growth as well as extended periods of contraction. During much of the past eighteen-year period, the Company, and the industry as a whole, have generally experienced conditions more closely associated with the latter; though the Company anticipates industry growth in the years ahead. For that reason, the Company does not believe a five-year presentation of stockholder return is especially meaningful, but rather believes a comparison covering a period that reflects several cycles is more informative. Furthermore, the Company believes the breadth of the S&P 500 Index yields an unsuitable barometer for measuring stockholder return in an industry as volatile as that in which the Company operates. A line graph comparison is set forth on page 15, which reflects the yearly percentage change in, and cumulative total

Rowan Companies, Inc. 2001 Proxy Statement

stockholder return on each of the Company's Common Stock and the same Company-selected peer group for the period of 18 calendar years commencing January 1, 1983 and ending December 31, 2000.

--------------------------------------------------------------------------------

              COMPARISON OF EIGHTEEN-YEAR CUMULATIVE TOTAL RETURN*
               ROWAN COMMON STOCK & COMPANY-SELECTED PEER GROUP**
                  (Assumes $100 Invested on December 31, 1982)
                 [GRAPH COMPARISON OF EIGHTEEN-YEAR TOTAL TURN]

                       1982   1983   1984   1985   1986   1987   1988   1989   1990   1991   1992   1993   1994   1995   1996
                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Rowan................  100    113     88     78     40     53     58    113    113     58     79     91     63     97    228
Peer Group**.........  100     92     61     32     21     37     25     45     36     20     16     33     28     57    122

                       1997   1998   1999   2000
                       ----   ----   ----   ----
Rowan................  307    100    219    272
Peer Group**.........  168     52    108    169

                         Fiscal Year Ended December 31

                *Total return assumes reinvestment of dividends.
    **ENSCO International Incorporated, Global Marine, Inc., Noble Drilling
                     Corporation and R&B Falcon Corporation
--------------------------------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

To the knowledge of the Company, no person owned more than 5% of its outstanding shares of common stock at March 2, 2001, except as set forth in the following table.

                                                                        {INVESTMENT
                                                    {VOTING POWER          POWER
                                                   ----------------   ----------------               PERCENT OF
NAME AND ADDRESS                                   SOLE    SHARED     SOLE    SHARED       TOTAL       CLASS
----------------                                   ----   ---------   ----   ---------   ---------   ----------
Wellington Management Company, LLP(1)               --    4,718,840    --    5,760,440   5,760,440     6.11%
75 State Street
Boston, Massachusetts 02109

--------------------------------------------------------------------------------

(1) Based upon Schedule 13G filed by Wellington Management Company, LLC (WMC) with the Securities and Exchange Commission on February 14, 2001. The
    Schedule 13G indicates that beneficial ownership by WMC arises in its capacity as investment advisor and that such shares are held of record by clients of WMC.

Rowan Companies, Inc. 2001 Proxy Statement

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN
TRANSACTIONS

During 2000, each of the Named Executive Officers and Messrs. P.L. Kelly and C.W. Johnson issued promissory notes in favor of Rowan in the aggregate amount of $9,606,000 in connection with their purchases from Rowan of Series C Floating Rate Subordinated Convertible Debentures. The debentures are discussed more fully under "Debentures Offered In Last Fiscal Year" on page 12. The promissory notes bear interest at prime + .5%, mature on April 27, 2010 and are secured by a pledge of the debentures purchased. Each of the following promissory notes is still outstanding: C.R. Palmer -- $5,085,000; R.G. Croyle -- $989,000; D.F. McNease -- $989,000; E.E. Thiele -- $989,000; D.C. Eckermann -- $565,000; P.L.
Kelly -- $565,000 and C.W. Johnson -- $424,000.

During 2000, the Company derived approximately $2,853,000 of drilling revenues from Davis Petroleum, Inc. ("Davis"). Mr. Frederick R. Lausen, a Class III Director of the Company, is a Vice President of Davis. The terms and conditions under which services were provided to Davis were comparable to those experienced by the Company in connection with third parties for similar rigs. The transactions between Rowan and Davis were reviewed and approved by the Company's Board of Directors.

During 2000, the Company paid $5,150,000 in underwriting commissions to Lehman Brothers Inc., an investment-banking firm, for managing the Company's 10.3 million share common stock offering concluded in March 2000. Mr. H.E. Lentz, a Class I Director of the Company, is a Managing Director of Lehman Brothers Inc.

During 2000, the Company paid Citibank, N. A., its primary lender, approximately $11,459,000 in interest and fees and had borrowings outstanding at December 31, 2000 of $163,881,000. The Company expects this relationship will continue in 2001. Mr. William T. Fox III, a nominee for Class I Director of the Company, is a Managing Director of Citibank, N.A.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of the Company's directors, executive officers and any greater than ten percent stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to furnish the Company with copies of such reports. Based on a review of those reports and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2000.

STOCKHOLDER PROPOSALS

Any stockholder who wishes to submit a proposal for presentation at the 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address below, so that the Secretary receives it no later than November 17, 2001.

Other stockholder proposals submitted for consideration at the Company's 2002 Annual Meeting of Stockholders (but not for inclusion in the proxy statement or proxy card) must be received by the Secretary of the Company at the address indicated on page 17 no later than January 30, 2002.

If such timely notice of a stockholder proposal is given but is not accompanied by a written statement in compliance with applicable securities laws, the Company's proxy committee may exercise discretionary voting authority over proxies with respect to such proposal if presented at the Company's 2002 Annual Meeting of Stockholders.

OTHER BUSINESS

We are not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons voting the proxy unless you indicate otherwise on your proxy.

Rowan Companies, Inc. 2001 Proxy Statement

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has been selected as principal auditors for the Company for the year ending December 31, 2001. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders on April 27, 2001 and will be offered the opportunity to make a statement if he desires to do so. He will also be available to respond to appropriate questions.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND ANY FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO MR. MARK H. HAY, SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN BELOW.

QUESTIONS?

If you have any questions or need more information about the annual meeting, write to:

     Mark H. Hay, Secretary
     Rowan Companies, Inc.
     2800 Post Oak Boulevard
     Suite 5450
     Houston, Texas 77056-6127

Rowan Companies, Inc. 2001 Proxy Statement

                                                                      APPENDIX A
--------------------------------------------------------------------------------

                            AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

I. ORGANIZATION

The audit committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be non-employee directors, and free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgement as a member of the committee. Each member shall meet the independence, financial literacy and experience requirements of the New York Stock Exchange.

The members of the committee shall be elected by the Board for a one-year term and may be re-elected for successive terms. One member of the audit committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the committee.

II. STATEMENT OF POLICY

The audit committee shall provide assistance to the Board in fulfilling its oversight responsibilities to the shareholders in overviewing (i) the Company's accounting and reporting practices, and the quality and integrity of the financial reports of the Company, (ii) the compliance by the Company with legal and regulatory requirements and (iii) the independence and performance of the Company's independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, subject to prior approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III. RESPONSIBILITIES AND
     PROCEDURES

In fulfilling its responsibilities to the Company's Board of Directors and shareholders, the audit committee will carry out certain procedures, as enumerated below. The timing and extent of specific steps to be taken within each such procedure is fully within the discretion of the Committee. The specific procedures employed by the Audit Committee will remain flexible, in order to best enable the Committee to react to changing conditions. Other responsibilities and procedures of the Audit Committee may be required from time to time by law, the Company's by-laws or the Board of Directors.

In fulfilling its responsibilities, the audit committee will:

- Recommend to the Board the independent auditor to be selected to audit the financial statements of the Company, which firm is ultimately accountable to the Audit Committee and the Board. Review and approve the fees and other compensation to be paid to the independent auditor. Review and discuss a written statement from the independent auditor detailing any and all relationships between the auditor and the Company that bear on the independence of the auditor.

- Review with the independent auditor and financial managers of the Company the scope of the proposed audit for the current year.

- Review the audited financial statements to be included or incorporated by reference in the Company's annual report on Form 10-K with management and the independent auditor, with a focus on significant financial reporting issues and judgements highlighted by management and the independent auditor. Inquire whether the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review any major issues identified by the independent auditor regarding accounting and auditing principles, or any changes therein.

- Following completion of the annual audit, review with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required

Rowan Companies, Inc. 2001 Proxy Statement

  information. Review any significant disagreements identified by management and the independent auditor in connection with the preparation of the financial statements.

- Review with the independent auditor, financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of internal controls. Particular emphasis should be given to the adequacy of the internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Obtain from the independent auditor assurance that no matters are reportable pursuant to Section 10A of the Securities Exchange Act of 1934. Discuss with the independent auditor other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of an audit, such as proposed audit adjustments.

- Meet with the independent auditor without members of management present. Among the items to be discussed in this meeting are the independent auditors' evaluation of the competency of the Company's financial and accounting personnel, and the level of cooperation that the independent auditor received during the course of the audit.

- Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

- Review a summary of the programs and policies of the Company designed to monitor compliance with applicable laws and regulations.

- Periodically review the Company's Policy Statement and Conflict of Interest Guide. Review the results of the annual survey of employees in key positions.

- Review a summary of the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

- Discuss any exceptions identified by the independent auditor resulting from their review of the Company's quarterly reports on Form 10-Q.

- Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

- Report through the Chairman to the Board following any meeting of the audit committee.

- Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

While the Audit Committee has certain responsibilities and powers, as set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Policy Statement and Conflict of Interest Guide.

PROXY
                              ROWAN COMPANIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. R. Palmer and Mark H. Hay proxies, each with power to act without the other and with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of stock of Rowan Companies, Inc. ("Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 27, 2001 or any adjournment thereof.

IF CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS INDICATED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. ALL PRIOR PROXIES ARE HEREBY REVOKED.

          (Continued, and to be dated and signed, on the reverse side)

                              ROWAN COMPANIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

================================================================================

The Board of Directors unanimously recommends
a vote FOR:
                                                        For  Withhold  For All   (Except nominee(s)
                                                        All    All     Except    written below from
1. The election of the following nominees for Class I   / /    / /      / /      whom vote is withheld)
   Directors: 01 - Hans M. Brinkhorst,
   02 - William T. Fox III and 03 - H.E. Lentz                                   ----------------------

2. In their discretion, the proxies are authorized                               ----------------------
   to vote on any other matter that may properly
   come before the meeting.                                                      ----------------------



                                                                                                -----------------------------------
                                                                                                             Signature

                                                                                                -----------------------------------
                                                                                                     Signature if held jointly

                                                                                                Dated _______________________ , 2001
                                                                                                Please complete, sign and
                                                                                                return this proxy promptly in the
                                                                                                enclosed envelope. Sign exactly as
                                                                                                the name appears hereon. Executors,
                                                                                                administrators, trustees, etc.
                                                                                                should so indicate when signing.
                                                                                                When shares are held by joint
                                                                                                tenants, both should sign. If the
                                                                                                signature is for a corporation,
                                                                                                please sign the full corporate name
                                                                                                by an authorized officer. If the
                                                                                                signature is for a partnership,
                                                                                                please sign the full partnership
                                                                                                name by an authorized person. If
                                                                                                shares are registered in more than
                                                                                                one name, all holders must sign.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.